Exhibit 10.3

SECOND ADDENDUM TO INTERESTHOLDERS AGREEMENT

(2013 AND 2014 CAPITAL CONTRIBUTIONS)

This SECOND ADDENDUM TO INTERESTHOLDERS AGREEMENT (this “Second Addendum”) is entered into effective as of December 1, 2013 (the “Effective Date”) by and among Tubos y Plásticos ADS Chile Limitada, a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Chile by public deed dated April 30, 2002, executed in the notarial office of Santiago of Mr. José Musalem Saffie (“ADS”), Tigre Chile S.A., a corporation (sociedad anónima) organized under the laws of Chile by public deed dated December 4, 2002, executed before the Notary Public of Santiago Mrs. María Gloria Acharán Toledo (“Tigre”), Tuberías Tigre-ADS Limitada (formerly known as Tuberías T-A Limitada), a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Chile by public deed dated May 18, 2009, executed before the Notary Public of Santiago Mr. José Musalem Saffie (the “Company”), Advanced Drainage Systems, Inc., a corporation organized under the laws of Delaware, United States of America (“ADS Parent”), and Tigre S.A. - Tubos e Conexões, a corporation (sociedade anônima) organized under the laws of Brazil (“Tigre Parent”).

RECITALS

WHEREAS, ADS and Tigre constitute all of the Interestholders of the Company;

WHEREAS, ADS and Tigre are parties to that certain Interestholders Agreement of the Company dated June 5, 2009 (as amended, the “Interestholders Agreement”);

WHEREAS, ADS, Tigre, ADS Parent, Tigre Parent, the Company and Tubos Tigre-ADS do Brasil Limitada, a limited liability company (sociedade de responsabilidade limitada) organized under the laws of Brazil (the “Brazilian Subsidiary”) are parties to that certain First Addendum to Interestholders Agreement dated June 27, 2011 (the “First Addendum”); and

WHEREAS, ADS and Tigre desire to make additional equal Cash contributions to the capital of the Company in accordance with the terms of this Second Addendum;

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized words and phrases used herein and not otherwise defined have the meanings set forth or referenced in the Interestholders Agreement.

2. Interestholders Agreement. While this Second Addendum does not effect any amendments to the Interestholders Agreement, this Second Addendum shall be a part of and subject to the terms of the Interestholders Agreement. The term “Agreement” as used in the Interestholders Agreement, shall, unless otherwise specified or unless the context otherwise requires, mean and include the Interestholders Agreement, the First Addendum and this Second Addendum, together, it being the intent of the Parties that this Second Addendum be treated as part of the Interestholders Agreement.

3. 2013 Contributions to the Company.

(a) On the earlier of (i) December 31, 2013 or (ii) the date that is three (3) Business Days following the request therefor made in writing by the Company to ADS, or on such other date as is mutually agreed upon by ADS and Tigre, ADS shall contribute to the capital of the Company U.S.$3,075,000 (the “2013 ADS Contribution”). The Company may request that ADS contribute the 2013 ADS Contribution in increments pursuant to Section 3(a)(ii) above, provided that the Parties agree that the entire 2013 ADS Contribution be contributed by ADS no later than the date set forth in Section 3(a)(i) above.

(b) On the earlier of (i) December 31, 2013 or (ii) the date that is three (3) Business Days following the request therefor made in writing by the Company to Tigre, or on such other date as is mutually agreed upon by ADS and Tigre, Tigre shall contribute to the capital of the Company U.S.$3,075,000 (the “2013 Tigre Contribution” and, together with the 2013 ADS Contribution, the “2013 Contributions”). The Company may request that Tigre contribute the 2013 Tigre Contribution in increments pursuant to Section 3(b)(ii) above, provided that the Parties agree that the entire 2013 Tigre Contribution be contributed by Tigre no later than the date set forth in Section 3(b)(i) above.

4. 2013 Contributions to Brazil Subsidiary. Upon receipt by the Company of each of the 2013 Contributions, the Company shall make a contribution in an amount equal to such 2013 Contributions to the capital of the Brazilian Subsidiary as soon as reasonably practicable thereafter. The Company shall cause the Brazilian Subsidiary to use the proceeds of such capital contributions (i) to purchase a Corma 3020 production line and a Corma 3660 production line and, in each case, related tooling, from ADS Parent for an aggregate amount of approximately U.S.$3,075,000, and (ii) to help fund the Brazilian Subsidiary’s new plant in northeastern Brazil.

5. 2014 Contributions to the Company. On or before May 5, 2014, or on such other date as is mutually agreed upon by ADS and Tigre, each of ADS and Tigre shall contribute to the capital of the Company U.S.$ 4,000,000 (for a total combined capital contribution of U.S. $8,000,000) (together, the “2014 Contributions”).

6. Payoffs of Interestholder Debt. Upon receipt by the Company of the 2014 Contributions, the Company shall, as soon as reasonably practicable thereafter (and in no event later than May 31, 2014), use the cash proceeds of the 2014 Contributions to fully pay off and satisfy the outstanding payables due by the Company and/or its Subsidiaries to the Interestholders and their Affiliates (estimated as of the date of this Second Addendum to be approximately U.S.$ 1,600,000 owed to Tigre and its Affiliates and approximately U.S.$ 5,300,000 owed to ADS and its Affiliates), with any remaining proceeds to be used for general capital purposes. The Parties acknowledge and agree that the foregoing estimates do not include outstanding Licensing Fees (as defined in the License Agreements) payable by the Company under the License Agreements.

7. Documentation of Capital Contributions. The foregoing contributions to the Company shall be reflected in public deeds in accordance with Chilean law, increasing the equity capital of the Company in order to legally reflect these contributions. The foregoing contributions to the Brazilian Subsidiary shall be reflected in an amendment to its Articles of Association.

8. Ratification and Confirmation of the Interestholders Agreement. The Parties do hereby ratify and reaffirm all of the terms and provisions of the Interestholders Agreement, which, as supplemented by this Second Addendum, shall remain in full force and effect.

9. Counterparts. This Second Addendum may be signed by the Parties in multiple counterparts, and provided that counterparts have been signed by each of the Parties, then all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Second Addendum is executed by the Parties effective as of the date first set forth above.

INTERESTHOLDERS:

TUBOS Y PLÁSTICOS ADS CHILE LIMITADA		TIGRE CHILE S.A.

By:	/s/ Ewout Leeuwenburg	By:	/s/ Otto Rudolf Becker von Sothen
	Name: Ewout Leeuwenburg		Name: Otto Rudolf Becker von Sothen
	Title: Class A Attorney-in-Fact		Title: Director

		By:	/s/ Luis Robert Wenzel Ferreira
Name: Luis Robert Wenzel Ferreira
Title: Director

PARENT COMPANIES:

ADVANCED DRAINAGE SYSTEMS, INC.		TIGRE S.A. - TUBOS E CONEXÕES

By:	/s/ Ewout Leeuwenburg	By:	/s/ Otto Rudolf Becker von Sothen
	Name: Ewout Leeuwenburg		Name: Otto Rudolf Becker von Sothen
	Title: Senior Vice President		Title: Director

		By:	/s/ Luis Robert Wenzel Ferreira
Name: Luis Robert Wenzel Ferreira
Title: Director

COMPANY:		BRAZILIAN SUBSIDIARY:

TUBERÍAS TIGRE-ADS LIMITADA		TUBOS TIGRE-ADS DO BRASIL LIMITADA

By:	/s/ Luis Robert Wenzel Ferreira	By:	/s/ Marcos Roeber
	Name: Luis Robert Wenzel Ferreira		Name: Marcos Roeber
	Title: Class A1 Attorney		Title: Manager

	By: /s/ Ewout Leeuwenburg	By:	/s/ Jose Cattani
	Name: Ewout Leeuwenburg		Name: Jose Cattani
	Title: Class A2 Attorney		Title: Manager

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